Exhibit 99.1

ZipRecruiter Announces Partial Repurchase of Senior Notes
Repurchases $295 million in principal amount of 5% Senior Notes due 2030
Captures significant discount on principal and maintains strong cash position
SANTA MONICA, Calif., June 25, 2026 – ZipRecruiter® (NYSE: ZIP), a leading online employment marketplace, today announced it has entered into separate, privately negotiated repurchase agreements with certain holders of its 5% senior unsecured notes due 2030 (the “Notes”) to repurchase approximately $295 million in aggregate principal amount of the Notes for approximately $230 million (plus accrued and unpaid interest to, but excluding, the applicable closing date), representing a $65 million discount to par value. The Notes repurchase transactions will be paid in cash from the Company’s balance sheet. Moelis & Company LLC acted as financial advisor, and Latham & Watkins LLP acted as legal advisor, to ZipRecruiter in connection with the transactions.

The repurchases are closing on a rolling basis, with the final closings expected to occur on or prior to June 30, 2026, subject to the satisfaction of customary closing conditions. Following the Notes repurchase transactions, approximately $255 million principal amount of the Notes will remain outstanding from the originally issued principal amount of $550 million. The remaining debt will continue to accrue interest at a rate of 5% per annum and will mature in January 2030.

“The debt repurchases announced today allow ZipRecruiter to retire over half of our outstanding debt at a significant discount to par value, meaningfully reducing our debt burden while preserving a strong cash balance,” said Ian Siegel, CEO of ZipRecruiter. “This transaction reflects our disciplined and opportunistic approach to capital allocation and enhances our financial flexibility. With a stronger capital structure, we believe ZipRecruiter is well positioned to continue investing in growth, win in the AI era, and capture market share over the coming years.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release shall not constitute an offer to purchase, or a redemption notice for, any of the Company’s outstanding Notes.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the amount of the Notes to be repurchased, the amount of the Notes to remain outstanding following completion of the Notes repurchase transactions, the expected timeline to complete the Notes repurchase transactions, our enhanced capital structure, our ability to continue investing in growth, win in the AI era and capture market share, and other statements that reflect ZipRecruiter’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including: our ability to complete the Notes repurchase transactions on the timeline described herein or at all, our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors, including potential unfavorable changes in U.S. trade or other policies, such as U.S. tariff policies, and the potential negative economic consequences thereof; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners’

financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the twelve months ended December 31, 2025 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, each filed with the U.S. Securities and Exchange Commission. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. ZipRecruiter does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About ZipRecruiter
ZipRecruiter® (NYSE: ZIP) is a leading online employment marketplace that actively connects people to their next great opportunity. ZipRecruiter’s powerful matching technology improves the job search experience for job seekers and helps businesses of all sizes find and hire the right candidates quickly. ZipRecruiter has been the #1 rated job search app on iOS & Android for the past nine years1 and is rated the #1 job site by G2.2 For more information, visit www.ziprecruiter.com.

1Based on job seeker app ratings, during the period of January 2017 to January 2026 from AppFollow for ZipRecruiter, Glassdoor, Indeed, LinkedIn, and Monster.

2Based on G2 satisfaction ratings in N. America as of January 12, 2026.

CONTACTS
Investors:
Emilio Sartori
Investor Relations
ir@ziprecruiter.com

Corporate Communications:
Claire Walsh
Press Relations
press@ziprecruiter.com